                                                                     EXHIBIT 1.2


                           WEATHERFORD ENTERRA, INC.
                             a Delaware corporation

                         7 1/4% Notes due May 15, 2006

                                TERMS AGREEMENT


                                                                    May 22, 1996


To:      Weatherford Enterra, Inc.
         Suite 1000
         1360 Post Oak Boulevard
         Houston, Texas  77056

Ladies and Gentlemen:

         We understand that Weatherford Enterra, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its unsecured debt securities (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their respective names set forth below at the purchase price set forth below.

                                                                    Principal Amount of
Underwriter                                                         Underwritten Securities
- -----------                                                         -----------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                            $           140,000,000
BA Securities, Inc.                                                              30,000,000
Chase Securities Inc.                                                            30,000,000
                                                                          -----------------

                                                                    Total $     200,000,000
                                                                          =================


         The Underwritten Securities shall have the following terms:

Title:                                     7 1/4% Notes due May 15, 2006
Rank:                                      General unsecured and pari passu
                                           with the Company's existing and
                                           future unsecured and unsubordinated
                                           indebtedness
Ratings:                                   Moody's Investors Service Baa1
                                           Standard & Poor's Corporation    BBB+
Aggregate principal amount:                $200,000,000
Denominations:                             $1,000 and integral multiples thereof
Currency of payment:                       U.S. Dollars
Interest rate or formula:                  7 1/4%
Interest payment dates:                    May 15 and November 15, commencing
                                           November 15, 1996
Regular record dates:                      May 1 and November 1
Stated maturity date:                      May 15, 2006
Redemption provisions:                     Not redeemable prior to maturity
Sinking fund requirements:                 None

Fixed or Variable Price Offering:  Fixed Price Offering
         If Fixed Price Offering, initial public offering price per share:
         99.562% of the principal amount, plus accrued interest, if any, from May 28, 1996.
Purchase price per note:                   98.912% of principal amount, plus
                                           accrued interest, if any, from May
                                           28, 1996 (payable in same day funds).
Other terms and conditions:                None
Closing time, date and location:           May 28, 1996, at the offices of
                                           Fulbright & Jaworski L.L.P.
                                           1301 McKinney, Suite 5100
                                           Houston, Texas 77010-3095


         All of the provisions contained in the document attached as Annex I hereto entitled "Weatherford Enterra, Inc.--Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in such document are used herein as therein defined.

                                    Very truly yours,

                                    MERRILL LYNCH & CO.

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED

                                    BA SECURITIES, INC.

                                    CHASE SECURITIES INC.

                                    By:    Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated


                                    By:   /s/ Christopher D. Mize
                                       ----------------------------------
                                    Authorized Signatory

                                    Acting on behalf of itself and the
                                    other named Underwriters

Accepted:

WEATHERFORD ENTERRA, INC.


By:    /s/ Norman W. Nolen
   -------------------------------------------
      Name:   Norman W. Nolen
      Title:  Senior Vice President, Chief
              Financial Officer and Treasurer

                                                                         ANNEX I
                           WEATHERFORD ENTERRA, INC.
                            (a Delaware corporation)


                                Debt Securities


                             UNDERWRITING AGREEMENT

                                                                    May 22, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         Weatherford Enterra, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to $300 million in aggregate principal amount of its unsecured debt securities (the "Debt Securities"), from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

         The Debt Securities will be issued in one or more series under an indenture, dated as of May 17, 1996 (the "Indenture"), between the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms established by or pursuant to the Indenture.

         Whenever the Company determines to make an offering of Debt Securities through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Debt Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters", which term shall include Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to each offering of Debt Securities shall specify the aggregate principal amount of Debt Securities to be issued (the "Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the aggregate principal amount of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery of and payment for the Underwritten Securities and any other material variable terms of the Underwritten Securities. The Terms Agreement, a form of which is attached as Exhibit A, shall be in form and substance satisfactory to Merrill Lynch, and may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch, acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Underwritten Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-02281) and pre-effective amendment no. 1 thereto for the registration of the Debt Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the applicable offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Underwriting Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

         SECTION 1.       Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below), as follows:

                 (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462 Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the 1939 Act.

                 At the respective times the Registration Statement, any Rule 462 Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, any Rule 462 Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and the Registration Statement, any Rule 462 Registration Statement and any post-effective amendments and supplements thereto (including the Company's most recent Annual Report on Form 10-K filed with the Commission) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendments thereto or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or any post-effective amendments thereto or the Prospectus.

                 Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

                 (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the applicable Terms Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

                 (7) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act, is set forth on Schedule A hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary, other than Weatherford Enterra U.S., Limited Partnership and Weatherford Enterra Compression Company, L.P., has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus or as set forth on Schedule A hereto, all of the issued and outstanding shares of capital stock of, or, as applicable, limited partnership interests in, each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of, or, as applicable, limited partnership interests in, any Subsidiary was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws or, as applicable, limited partnership agreement of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party, or otherwise. Weatherford Enterra U.S., Limited Partnership and Weatherford Enterra Compression Company, L.P. are limited partnerships duly formed pursuant to the provisions of the

         Louisiana Partnership Act and the Delaware Revised Uniform Limited Partnership Act, respectively, and are validly existing as limited partnerships under the laws of such states and are duly qualified to transact business as foreign limited partnerships and are validly existing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or be in existence would not result in a Material Adverse Effect.

                 (8) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

                 (9) Authorization of Debt Securities. The Underwritten Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be substantially in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

                 (10) Authorization of the Indenture. The Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                 (11) Descriptions of the Underwritten Securities and Indenture. The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the Indenture, as of the date of the Prospectus, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the

         Registration Statement.

                 (12) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws, or, as applicable, limited partnership agreement, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and the Indenture and any other agreement or instrument entered into or to be entered into by the Company in connection with the transactions contemplated hereby or thereby and the consummation of the transactions contemplated herein or therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any Subsidiary pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws, or, as applicable, limited partnership agreement, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations except where such violation would not result in a Material Adverse Effect.
         As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                 (13) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Underwriting Agreement, the applicable Terms Agreement or the Indenture or the transactions contemplated herein or therein. All pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, considered in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                 (14) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

                 (15) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement, the applicable Terms Agreement or the Indenture or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or the Indenture, except as may be required under the 1933 Act or the 1933 Act Regulations or under state securities laws.

                 (16) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                 (17) Investment Company Act. The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                 (18) Compliance with Florida Statute. The Company has complied with, or is exempt from, the provisions of Section 517.075 of the Florida statutes and the rules and regulations thereunder.

         (b) Officers' Certificates. Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the Closing Time.

         SECTION 2.       Sale and Delivery to Underwriters; Closing.

         (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         (b) Payment. Payment of the purchase price for, and delivery of, any Underwritten Securities to be purchased by the Underwriters shall be made at the place set forth in the applicable Terms Agreement, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Houston time) on the third (fourth, if the pricing occurs after 3:30 P.M. (Houston time) on any given day) business day following the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (each such time and date of payment and delivery being herein called "Closing Time").

         Payment shall be made to the Company by wire transfer of same day funds into an account or accounts designated by the Company, or by certified or official bank check or checks drawn in same day funds payable to the order of the Company, against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (c) Denominations; Registration. The Underwritten Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least two full business day prior to the Closing Time. The Underwritten Securities will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants of the Company. The Company covenants and agrees with Merrill Lynch and with each Underwriter participating in the offering of Underwritten Securities, as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representative(s) immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information related thereto, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening (to the extent the Company has knowledge) of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed or conformed copies of all consents and reports of accountants, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the

1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications in effect for as long as required for distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect as long as required for the distribution of the Underwritten Securities.

         (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

         (i) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities specified in such Terms Agreement.

         (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4.       Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Underwritten Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, and (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities.

         (b) Termination of Agreement. If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462 Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5) of the 1933 Act Regulations, as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7) of the 1933 Act Regulations.

         (b) Opinion of Counsel for Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Fulbright & Jaworski L.L.P., counsel for the Company, substantially in the form attached hereto as Exhibit B, together with signed or reproduced copies of such letter for each of the other Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

         (c) Opinion of General Counsel. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of H. Suzanne Thomas, Senior Vice President, Secretary and General Counsel of the Company, substantially in the form attached hereto as Exhibit C, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Texas, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may state that, insofar as such opinion involves factual matters, she has relied, to the extent she deems proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

         (d) Opinion of Counsel for Underwriters. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, covering such matters as Merrill Lynch may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Texas, the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part contained in this Agreement to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to their knowledge, threatened by the Commission.

         (f) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, Merrill Lynch shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, covering the matters set forth in Exhibit D, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (g) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (h) Ratings. At Closing Time, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to Merrill Lynch a letter, dated as of such date, from such rating organization, or other evidence satisfactory to Merrill Lynch, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's other securities.

         (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

         (j) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6.       Indemnification.

         (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further, however, that this indemnity agreement, as to any preliminary prospectus or preliminary prospectus supplement, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or expense arising from the sale of Underwritten Securities to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as the same may be supplemented or amended, to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (as so supplemented or amended), unless such failure resulted from noncompliance by the Company with
Section 3(a).

         (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party, prior to the date of settlement, (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice in reasonable detail to the indemnified party of the reasons such indemnifying party considers the unpaid balance as unreasonable.

         SECTION 7.       Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover or corresponding location on the Term Sheet, as applicable.

         The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the

Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

         SECTION 9.       Termination.

         (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

         (b) Terms Agreement. Merrill Lynch may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York or Texas authorities or, if the Underwritten Securities are denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

         (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

         (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of the applicable Terms Agreement, either Merrill Lynch or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1209, attention of the Debt Syndicate Department; and notices to the Company shall be directed to it at 1360 Post Oak Boulevard, Suite 1000, Houston, Texas 77056, attention of the Chief Financial Officer.

         SECTION 12. Parties. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, Merrill Lynch and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and its successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                 Very truly yours,

                                 WEATHERFORD ENTERRA, INC.


                                 By:   /s/ Norman W. Nolen
                                    --------------------------------------------
                                         Name:   Norman W. Nolen
                                         Title:  Senior Vice President, Chief
                                                 Financial Officer and Treasurer



CONFIRMED AND ACCEPTED,
  as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By  Merrill Lynch, Pierce, Fenner & Smith
                Incorporated



By:  /s/ Christopher D. Mize
   ------------------------------------------
         Authorized Signatory

                                                                      Schedule A


                           WEATHERFORD ENTERRA, INC.

                            SIGNIFICANT SUBSIDIARIES


CRC-Evans Pipeline International, Inc.
Weatherford U.S., Inc.
CRC-Evans Automatic Welding Limited
Weatherford Enterra U.S., Limited Partnership
Enterra Petroleum Equipment Group, Inc.
Enterra Compression Company
Enterra Compression Investment Company
Weatherford Enterra Compression Company, L.P.
Weatherford/Lamb, Inc.
Weatherford Enterra Canada Ltd.
Weatherford Holding GmbH
Weatherford Oil Tool GmbH





                                  Schedule A-1

                                                                       Exhibit A



                           WEATHERFORD ENTERRA, INC.
                             a Delaware corporation

                         __ % Notes due ______________,

                                TERMS AGREEMENT


                                                          ________________, 1996


To:      Weatherford Enterra, Inc.
         Suite 1000
         1360 Post Oak Boulevard
         Houston, Texas  77056

Ladies and Gentlemen:

         We understand that Weatherford Enterra, Inc., a Delaware corporation
(the "Company"), proposes to issue and sell $          aggregate principal
amount of its unsecured debt securities (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase [,severally and not jointly,] the principal amount of Underwritten Securities opposite our names set forth below at the purchase price set forth below.

                                                   Principal Amount
Underwriter                                        of Underwritten Securities
- -----------                                        --------------------------
                                                   _______________
Total                                              [$]
                                                   ==========================

         The Underwritten Securities shall have the following terms:

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:

Fixed or Variable Price Offering:  [Fixed] [Variable] Price Offering
         If Fixed Price Offering, initial public offering price per share:
         % of the principal amount, plus accrued interest [amortized original issue discount], if any, from ____________.
Purchase price per note:  ____% of principal amount, plus accrued interest
         [amortized original issue discount], if any, from ___________ (payable in next [same] day funds).
Form:
Other terms and conditions:
Closing time, date and location:

         All of the provisions contained in the document attached as Annex I hereto entitled "Weatherford Enterra, Inc.--Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in such document are used herein as therein defined.


                                    Very truly yours,

                                    MERRILL LYNCH & CO.

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED

                                       By Merrill Lynch, Pierce, Fenner & Smith,
                                                      Incorporated


                                    By:
                                       -----------------------------------------
                                    Authorized Signatory

                                    [Acting on behalf of itself and the other
                                      named Underwriters]

Accepted:

WEATHERFORD ENTERRA, INC.


By:
   -----------------------------------
      Name:
      Title:

                                                                       Exhibit B


                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the Terms Agreement.

         (3) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (4) The Underwriting Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company.

         (5) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered pursuant to the provisions of the Underwriting Agreement and the Terms Agreement against payment of the consideration therefor specified in the Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that
(a) such enforcement may be subject to applicable federal or state bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting creditors' rights generally, (b) such enforcement may be limited by equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law or whether codified by statute) and (c) such enforcement may be limited by (I) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (II) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

         (6) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) such enforcement may be subject to applicable federal or state bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting creditors' rights generally, (b) such enforcement may be limited by equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law or whether codified by statute) and (c) such enforcement may be limited by (I) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (II) governmental authority to limit, delay or prohibit the making of payments outside the United States.

         (7) The Underwritten Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus and are in substantially the form filed as an exhibit to the Registration Statement.

         (8) The information in the Prospectus under "Description of Underwritten Securities," to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

         (9) To the best of such counsel's knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or any subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein).

         (10) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (11) The Registration Statement is effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

         (12) The Registration Statement, [the Rule 430A Information,] [the Rule 434 Information,] the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, including the notes thereto, and financial statement schedules and other financial, accounting and statistical information included therein and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (13) The documents incorporated by reference in the Prospectus (other than the financial statements, including the notes thereto, and financial statement schedules and other financial, accounting and statistical information included therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (14) No filing, authorization, approval, consent, license, order, registration, qualification or decree of or with any court or governmental authority or agency having jurisdiction over the Company is required for the performance by the Company of its obligations under the Underwriting Agreement, the Terms Agreement or the Indenture or in connection with the transactions contemplated therein except for (i) such as have been made or obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations or (ii) such as may be required under state securities or blue sky laws (as to which no opinion need be rendered).

         (15) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         Nothing has come to the attention of such counsel that would lead such counsel to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein and for the Form T-1, as to which we make no statement), at the time the Registration Statement or any amendment thereto became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein as to which such counsel makes no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C


                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)



         (1) Each Subsidiary other than Weatherford Enterra U.S., Limited Partnership and Weatherford Enterra Compression Company, L.P. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of her knowledge, is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock of, or, as applicable, limited partnership interests in, each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and, to the best of her knowledge are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of, or, as applicable, limited partnership interests in, any Subsidiary was issued in violation of preemptive or other similar rights. Weatherford Enterra U.S., Limited Partnership and Weatherford Enterra Compression Company, L.P. are limited partnerships duly formed pursuant to the provisions of the Louisiana Partnership Act and the Delaware Revised Uniform Limited Partnership Act, respectively, and are validly existing as limited partnerships under the laws of such states and are duly qualified to transact business as foreign limited partnerships and are validly existing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or be in existence would not result in a Material Adverse Effect.

         (2) To the best of her knowledge, the execution, delivery and performance of the Underwriting Agreement, the Terms Agreement and the Indenture and any other agreement or instrument entered into or to be entered into by the Company in connection with the consummation of the transactions contemplated in the Underwriting Agreement and Terms Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to her, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any Subsidiary is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the restated certificate of incorporation or bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to her, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except where such violation would not result in a Material Adverse Effect.

         (3) To the best of her knowledge, there are no legal or other governmental proceedings pending or threatened against the Company or any Subsidiary which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein).

                                                                       Exhibit D


         [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)]

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations

                 (i) in our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

                 (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the [three month periods ended ____________, 19___ and __________, 19___, the three and six month periods ended
         ______________, 19___ and _____________, 19____, and the three and nine month periods ended _____ ____, 19___ and _________________ ,
         19___, included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials")] [, a reading of the latest available unaudited interim consolidated financial statements of the Company], a reading of the minutes of all meetings of the stockholders and directors of the Company and the Subsidiaries and the Committees of the Company's Board of Directors and any Subsidiary committees since the end of the last audited period, inquiries of certain officials of the Company and the Subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the [description of relevant periods] and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                 [(A)     the 10-Q Financials incorporated by reference in the
         Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;]

                 [( )     the ___-month financials included in the Registration
         Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the _________-month financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;]





                                  Exhibit D-1

                 ( )      at [__________, 19____ and at] a specified date not
         more than five days prior to the date of the applicable Terms Agreement, there was any change in the stockholders' equity or capital stock of the Company and its Subsidiaries or any decrease in the net current assets of the Company and its Subsidiaries or any increase in the long-term debt of the Company and its Subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

                 ( )      [for the period from _________, 19____ to __________,
         19____ and ] for the period from _______, 19___ to a specified date not more than five days prior to the date of the applicable Terms Agreement, there was any decrease in revenues, net income or earnings per share, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur;

                 (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement and the Prospectus and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles;

                 (iv) we have compared the information in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

                 [(v)     based upon the procedures set forth in clause (ii)
         above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and the Prospectus and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for ______________________________________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;]

                 [(vi)]   we are unable to and do not express any opinion on
         the [Pro Forma Combining Statement of Operations] (the "Pro Forma Statement") included in the





                                  Exhibit D-2

         Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

                          (A)     read the Pro Forma Statement;

                          (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

                          (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                          (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and

         on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;] and

                 (vii)    in addition to the procedures referred to in clause
         (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.





                                  Exhibit D-3